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                                                                    EXHIBIT 23.4

February 27, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 21, 2001, August 23, 2001 and November 20, 2001 on our reviews of interim financial information of Intimate Brands, Inc. (the "Company") as of and for the periods ended May 5, 2001, August 4, 2001 and November 3, 2001 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended is incorporated by reference in Amendment No. 2 to the Registration Statement on Form S-4 of The Limited, Inc. dated February 28, 2002.

Very truly yours,

/s/ PricewaterhouseCoopers LLP